UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 26, 2004

                                  NUTEK, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                      0-29087           87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV             89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 5. OTHER ITEMS

On January 26, 2004, Nutek, Inc. (the "Company") issued a press release announcing that the Company would be changing the Corporation name to Datascension Inc., and require a mandatory share exchange. The Amended Bylaws of the Corporation additionally require all shares include the name of the beneficial owner of the shares.

Mandatory Share Exchange

The Corporation requires a mandatory exchange of the old stock certificate, with the name Nutek, Inc., for a new stock certificate, with the name Datascension, Inc., with the stipulations that (a) old stock certificates, with the old company name, will be void, shall not entitle the certificate holder to any of the rights of a shareholder or the Corporation, and shall be worthless, non-transferable and non-tradable in any public or private market or exchange beginning ninety (90) days after the date of the filing of the Certificate of Amendment of the Articles of Incorporation in the State of Nevada, and shall have no value except for the right to be exchanged for new stock certificates; and (b) physical exchange of the old stock certificates must be made exclusively by and through the Corporation's stock transfer agent in order to obtain a new stock certificate.

Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted. However, the Corporation requires that each new certificate representing shares of common stock of the Corporation specify and include the name of the beneficial owner of such shares and be mailed directly to that beneficial holder.

No new certificates will be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) to the exchange agent. Until surrender, each certificate representing shares before the name change would represent the right to exchange the certificate bearing the name of Nutek Inc., for a certificate bearing the name of Datascension Inc., only. Stockholders should not destroy any stock certificate and should not submit any certificates until instructed to by the Corporation.

On November 7, 2003, the Board of Directors determined to change the name of the Company to Datascension Inc. and to change the Company's trading symbol to reflect the name change of the Company. The purpose of the name and proposed symbol change is to more accurately reflect the Company's business and its activities after the change.

Item 7.     Exhibits.

99.1           Press Release dated January 26, 2004.

99.2           Notification of Name change and Bylaw change to NASD.

99.3           Notification of Name change and Bylaw change to DTC.

99.4           Amendment to Certificate of Incorporation.

99.5           Amended Bylaws.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2004

                              NUTEK, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray N. Conradie, President


                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

99.1           Press Release dated January 26, 2004.

99.2           Notification of Name change and Bylaw change to NASD.

99.3           Notification of Name change and Bylaw change to DTC.

99.4           Amendment to Certificate of Incorporation.

99.5           Amended Bylaws.